UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

(Date of report)	May 2, 2006
(Date of earliest event reported)	May 2, 2006

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Turnpike Road, Suite 203, Westborough, Massachusetts
(Address of principal executive offices)

01581
(Zip Code)

(508) 871-7046
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On May 2, 2006, TC PipeLines, LP (the “Partnership”) issued a press release announcing financial results for the Partnership’s first quarter 2006 earnings.  A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.  The press release discloses a financial measure, cash generated from investments which is a non-GAAP financial measure as defined under SEC rules.  The press release furnishes a reconciliation of this measure to its nearest GAAP financial measure.  Reasons for the Partnership’s use of this financial measure is disclosed in the press release furnished with this report.

The information in this report is being furnished, not filed, pursuant to Item 2.02 of Form 8-K.  Accordingly, the information in this report, including the press release, will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01               Other Events

Northern Border Pipeline Company

The partnership owns a 50% general partner interest in Northern Border Pipeline Company.  The remaining 50% is owned by Northern Border Partners, a publicly traded limited partnership controlled by ONEOK, Inc.

Northern Border Pipeline has advised that, as shown in the table below, Northern Border Pipeline’s average daily contracted capacity for first quarter 2006 was essentially equal to first quarter 2005.  The pipeline’s weighted average system rate for firm demand for the first quarter 2006 was $0.361 per thousand cubic feet (mcf), four percent below the first quarter 2005 average rate of $0.375 per mcf.  Changes in the average system rate resulted from shorter transportation-path contracts and multi-month discounted contracts in 2006.

Northern Border Pipeline Company
Total System Revenue Summary

	First Quarter
	2006	2005

Percent Contracted (1)	104%	103%

Weighted Average System Rate ($/mcf) (2)	$0.361	$0.375

Total Revenue (Millions)	$79.8	$82.8

(1) Compared with a design capacity of 2,374 million cubic feet (mmcf) per day.
(2) Amounts shown in dollars per thousand cubic feet (mcf).

Northern Border Pipeline has advised that its Chicago III expansion project was placed in service at the end of April 2006.  The Chicago III expansion project increased Northern Border Pipeline’s transportation capacity by 130 mmcfd, to 974 mmcfd, from Harper, Iowa to the Chicago market area.

Northern Border Pipeline has further advised that June is the beginning of the summer season in natural gas markets.  April and May are shoulder months between the winter heating and summer cooling seasons in which there is typically lower demand for transportation on Northern Border Pipeline’s system.

Similar to 2005, this can result in portions of Northern Border Pipeline’s capacity being sold at discounted transportation rates or remaining unsold.  Northern Border Pipeline has indicated it expects that market conditions in 2006 will be similar to those experienced in 2005 and that demand for its capacity will increase throughout the summer.  However, the level of discounting in 2006 may vary from 2005 depending upon current market conditions.  Overall, Northern Border Pipelines’s total revenues are expected to be similar to 2005 as shown in the following table.

Northern Border Pipeline Company
Total System Revenue Summary (1)

	Full Year
	2006		2005

Percent Contracted (2)	76%		97%

Percent Expected to be Contracted	97%-101%		N/A

Weighted Average System Rate ($/mcf) (3)	$0.35-$0.38	(4)	$0.371	(5)

Total Revenue (Millions)	$305-$320	(4)	$312.3	(5)

(1) Includes actuals through first quarter 2006 and forecasts for remainder of 2006.

(2) Compared with a design capacity of 2,374 million cubic feet (mmcf) per day.

(3) Amounts shown in dollars per thousand cubic feet (mcf).

(4) Amounts exclude possible impacts from Northern Border Pipeline’s pending rate case.

(5) Amounts exclude revenue from sale of Enron bankruptcy claims.

Northern Border Pipeline has also advised that on May 1, 2006 it began charging new transportation rates based on its rate case filing, including the implementation of separate supply and market zone rates.  These rates are subject to refund based on the final outcome of the rate case.  The next major step in the rate case process will occur on May 31, 2006 when FERC staff and intervenors are expected to file their testimony.  Northern Border Pipeline has the opportunity to file testimony in August and September and the hearing is scheduled to commence on October 4, 2006, unless a settlement is reached prior to that date.

Tuscarora Gas Transmission Company

The partnership, L.P. owns a 49% general partner interest in Tuscarora Gas Transmission Company (“Tuscarora”).  The remaining 50% and a 1% general partner interest in Tuscarora are held by Sierra Pacific Resources Company and a subsidiary of TransCanada PipeLines Limited.

In accordance with a letter agreement executed on September 25, 2001 with the Public Utilities Commission of Nevada (PUCN) and others, Tuscarora had an obligation to file a cost and revenue study with the Federal Energy Regulatory Commission (“FERC”), within a reasonable timeframe following the third anniversary of the in-service date of its 2002 expansion project.  The project was placed into service on December 1, 2002.  As a result of that requirement, Tuscarora and the PUCN entered into settlement discussions with respect to a potential rate adjustment.

Tuscarora has advised us that it and the PUCN have agreed on a settlement and that on April 26, 2006 the PUCN approved the settlement.  The settlement results in a firm transportation rate of $0.40/decatherm per day (dth-day) beginning June 1, 2006.  This is a 17% reduction to the current rate of $0.4811/dth-day.  In addition, the settlement results in a rate protest moratorium of 48 months to June 1, 2010, including a moratorium on protests related to expansion projects where Tuscarora proposes to price the expansion at the settlement rate.  There is no requirement to file a cost and revenue study or rate case at the end of the moratorium period.  The settlement also terminates the existing requirement for Tuscarora to file a cost and revenue study.

Tuscarora has offered all of its firm shippers the opportunity to participate in the settlement. Following their responses, the settlement will be filed with the FERC for approval.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1                         Press Release dated May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
	By:	TC PipeLines GP, Inc.,
its general partner

Date: May 3, 2006	By:
Amy W. Leong
Controller

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated May 2, 2006.